UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

845 Market Street, Suite 450 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2023, Marin Software Incorporated (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Global Market (the “Bid Price Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock (“Common Stock”) on the Nasdaq Global Market (“Nasdaq”) and the Common Stock will continue to trade on the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company will have 180 calendar days from the date of the Notice in which to regain compliance with the Bid Price Requirement. As a result, the date by which the Company must regain compliance with the Bid Price Requirement is October 23, 2023. If at any time during the 180-day period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with the Bid Price Requirement prior to the expiration of the initial period, the Company may be eligible for an additional 180 calendar day compliance period, provided (i) that the Company transfers its listing of Common Stock to the Nasdaq Capital Market so as to take advantage of the additional compliance period of that market, (ii) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Bid Price Requirement), and (iii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second 180-day compliance period by effecting a reverse stock split, if necessary. In the event the Company does not regain compliance with the Bid Price Requirement prior to the expiration of the initial period, and if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible to transfer its Common Stock to the Nasdaq Capital Market, Nasdaq will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Global Market. At that time, the Company may appeal the delisting determination to a hearings panel.

The Company intends to monitor the closing bid price of its Common Stock and is considering its options to regain compliance with the Bid Price Requirement.

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Bid Price Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: April 28, 2023	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer